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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-3 and related prospectus of ADC Telecommunications, Inc. (the "Company") for the registration of: (i) $200,000,000 aggregate principal amount of 1.00% Convertible Subordinated Notes Due 2008 and $200,000,000 aggregate principal amount of Floating Rate Convertible Subordinated Notes Due 2013 (the "Notes"), and (ii) such indeterminate number of shares of common stock, par value $0.20 per share, of the Company, as may be required for issuance upon conversion of the Notes, and to the incorporation by reference therein of our reports dated December 2, 2002 with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 25, 2003

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  Exhibit 23.1